UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4,  2005

HOUSERAISING, INC.
(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	56-2253025 (I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201, Charlotte, NC 28212 (Address of Principal Executive Offices)	000-50701 (Commission File Number)

(704) 532-2121 (Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the items set forth below.

Item 1.01. Entry into a Material Definitive Agreement.

On August 4, 2005, the Registrant, LearnBytes, LLC, a North Carolina limited liability company (“LearnBytes”), and Grant Neerings, a resident of the state of North Carolina and sole member of LearnBytes (“Neerings”), simultaneously executed and closed the transactions contemplated by an Asset Purchase Agreement, dated as of August 1, 2005 (the “Agreement”), pursuant to which the Registrant acquired substantially all of the assets used and useful in the business of LearnBytes and assumed certain of its liabilities. LearnBytes was engaged in the Learning System Design and Implementation Business (the “Business”), and was an independent contractor of the Registrant whose responsibilities included the development and implementation of the Registrant’s System C software system that was designed to manage the homebuilding process for the Registrant’s customers. A copy of the Agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

The aggregate purchase price (the “Purchase Price”) for the Business under the Agreement was 500,000 shares of restricted common stock of the Registrant, payable to LearnBytes as soon as practicable following the Closing. These shares are subject to complete forfeiture by LearnBytes in the event that Neerings does not remain a full-time consultant or an employee of the Registrant for a one-year period of time from the date of issuance. The shares are entitled to piggy-back registration rights that commence one year from the date of Closing.

As additional consideration for the purchase of the Business, the Registrant assumed $6,490 in accounts payable of LearnBytes and will collect a total of $5,260 in accounts receivable of LearnBytes.

As part of the Agreement, Neerings and the Registrant entered into a Consultant Agreement, dated as of August 1, 2005 (the “Consultant Agreement”), pursuant to which Neerings agreed to provide the services outlined in Exhibit A to the Consultant Agreement for a five-year period of time commencing on the date of the Consultant Agreement. In consideration for such services, Neerings shall be compensated at a rate of $120,000 per year in cash or S-8 stock. When the Registrant obtains and closes on a Qualified Financing (as defined), Neerings’ compensation will increase to $200,000 per year. In addition, among other things, Neerings will be entitled to warrants to purchase 2,000,000 shares of common stock of the Registrant exercisable for a ten year term, 1,000,000 of which are exercisable at $0.50 per share, and 1,000,000 of which are exercisable at $1.00 per share. The warrants will be earned and vested in an amount equal to one-fifth on each anniversary date of the Agreement.

Neerings is a Director of the Registrant, and, accordingly, he abstained from voting on the Agreement when it was presented to the Board of Directors for consideration, pursuant to Section 55-8-31 of the North Carolina Business Corporation Act. Non-interested Directors constituting a majority of Board of Directors approved the Agreement and the transactions contemplated thereby at a meeting held on July 28, 2005.

The common stock of the Registrant trades on the Over-The-Counter Bulletin Board with the symbol of “HRAI”, and on August 4, 2005, the closing price per share was $0.67. There were 38,126,787 shares of HRAI common stock issued and outstanding as of April 29, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOUSERAISING, INC.

Date: August 10, 2005	By:	/s/ Robert V. McLemore
Robert V. McLemore Founder and President

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Exhibit Index

Exhibit No.    Exhibit Description

    10.1                            Asset Purchase Agreement, dated as of August 1, 2005

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